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                                                                   EXHIBIT 10.1

                                1999 EQUITY PLAN
                                FOR EMPLOYEES OF
                     ALLIANCE IMAGING, INC. AND SUBSIDIARIES

1.       PURPOSE OF PLAN

         The 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries (the "Plan") is designed:

                  (a) to promote the long term financial interests and growth of Alliance Imaging, Inc. (the "Company") and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

                  (b) to motivate personnel by means of growth-related incentives to achieve long range goals; and

                  (c) to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.       DEFINITIONS

         As used in the Plan, the following words shall have the following meanings:

                  (a) "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (ii) with respect to the Company, also any entity designated by the Board of Directors of the Company in which the Company or one of its Affiliates has an interest, and (iii) with respect to Kohlberg Kravis Roberts & Co., L.P. ("KKR"), also any Affiliate of any partner of KKR. For purposes of this Plan, "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Securities Act.

                  (b) "Board of Directors" means the Board of Directors of the Company.

                  (c) "Committee" means the Compensation Committee of the Board of Directors or another committee of the Board designated by the Board to administer the Plan.

                  (d) "Common Stock" or "Share" means $.01 par value common stock of the Company.

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                  (e) "Employee" means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (g) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

                  (h) "Grant" means a Non-Qualified Stock Option award made to a Participant pursuant to the Plan and described in Section 5.

                  (i) "Grant Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

                  (j) "Participant" means an Employee, consultant, or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of the Company or one of its Subsidiaries may not be a Participant.

                  (k) "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                  (l) "Stock Options" means the "Non-Qualified Stock Options" described in Section 5.

                  (m) "Subsidiary" means any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

3.       ADMINISTRATION OF PLAN

                  (a) The Plan shall be administered by the Committee. The members of the Committee shall consist solely of individuals who are both "non-employee directors" as defined by Rule 16b-3 promulgated under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that the Company and its Employees are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer,


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         construe and interpret the Plan and Grant Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan.

                  (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act or
         Section 162(m) of the Code.

                  (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to the terms and conditions of this Plan and any applicable Grant Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.       ELIGIBILITY

         The Committee may from time to time make Grants under the Plan to such Employees, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of the Company or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Company.

5.       GRANTS

         From time to time, the Committee will grant options to purchase Common Stock which are not "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. At the time of grant, the Committee shall determine, and shall have specified in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan and Grant Agreement, Stock Options granted under this
Section 5 (i) may not be exercised more than 10 years after the date granted


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and (ii) may not have an option exercise price less than 85% of the Fair
Market Value of Common Stock on the date the option is granted. Payment of the option exercise price shall be made in cash or, with the consent of the Committee, in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options), or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

6.       LIMITATIONS AND CONDITIONS

                  (a) The number of Shares available for Grants under this Plan shall be 632,500 shares of the authorized Common Stock as of the effective date of the Plan. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Grants.

                  (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

                  (c) Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant's employment at any time or for any reason.

                  (d) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by a combination of the Company and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

                  (e) Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

                  (f) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants; provided however that no delay in the issuance of certificates due to


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         be issued hereunder representing any such Shares shall operate to impair or prejudice any Participant's rights to participate in a corporate transaction providing for the disposition of such Shares.

                  (g) No election as to benefits or exercise of Stock Options or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

                  (h) Absent express provisions to the contrary, no Grant under this Plan shall be deemed "compensation" for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

                  (i) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

                  (j) To the extent designated by the Committee, no Grant shall be effective unless and until it is approved by the stockholders of the Company holding more than 75% of the voting power of all outstanding Common Stock of the Company in accordance with the provisions of
         Section 280G(b)(5) of the Code.

7.       TRANSFERS AND LEAVES OF ABSENCE

         For purposes of the Plan, unless the Committee determines otherwise:
(a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

8.       ADJUSTMENTS

         In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants, and make such other revisions to outstanding Grants as it deems are equitably required.


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9.       MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, DISTRIBUTION, LIQUIDATION
         OR DISSOLUTION

         In its sole discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option, the Committee may provide that such Stock Option cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to the consummation of such transaction or event, such Stock Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the consummation of such event, such Stock Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option shall remain exercisable after any such event, from and after such event, any such Stock Option shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option could have been exercised immediately prior to such event.

         In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Committee shall in its discretion make an appropriate and equitable adjustment to any Stock Option exercise price to reflect such diminution.

10.      AMENDMENT AND TERMINATION

         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Section 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. The Board of Directors may amend, suspend or terminate the Plan.

11.      WITHHOLDING TAXES

         The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any


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conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options).

12.      REGISTRATION

                  (a) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or engaged in a Public Offering (as defined below), (i) the Company shall use reasonable efforts to register the Stock Options and the Common Stock to be acquired on exercise of the Stock Options on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Stock Options and Common Stock and (ii) the Company will use reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission ("SEC") thereunder, to the extent required from time to time to enable the Participant to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided under any applicable rule or regulation of the SEC. Notwithstanding anything contained in this
         Section 12, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 12 shall be deemed to limit in any manner any otherwise applicable restrictions on sales of Common Stock.

                  (b) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

13.      EFFECTIVE DATE AND TERMINATION DATES

         The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Section 10.

                               * * * * * * * * * *


         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Alliance Imaging, Inc. and approved by the shareholders of the Company on November 2, 1999. Executed on this ____ day of November, 1999.

                                                   /s/ Russell D. Phillips, Jr.,
                                                   -----------------------------
                                                   Russell D. Phillips, Jr.,
                                                   Secretary


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                 FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


                  This Non-Qualified Stock Option Agreement (this "Agreement"), is entered into as of November 2, 1999 by and between Alliance Imaging, Inc., a
Delaware corporation hereinafter referred to as the "Company," and            ,
an employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company, hereinafter referred to as "Optionee."

                  WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock ("Common Stock");

                  WHEREAS, the Company wishes to carry out the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

                  WHEREAS, the Committee (as defined below) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Stock Option(s) provided for herein to the Optionee as an incentive for increased efforts during his term of employment with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

SECTION 1.1        - AFFILIATE

                  "Affiliate" shall mean (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (b) with respect to the Company, also any entity designated by the Board of Directors of the Company in which the Company or one of its Affiliates has an interest, and (c) with respect to Viewer, Kohlberg Kravis Roberts & Co., L.P. ("KKR"), and any Affiliate of any partner of KKR. For purposes of this Agreement, "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Securities Act.

SECTION 1.2        - CAUSE

                  "Cause" shall mean (i) the Optionee's willful refusal to perform in any material respects the Optionee's lawful duties or responsibilities for the Company or its Subsidiaries, (ii) the Optionee's willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Company's Board of Directors, (iii) misconduct by the Optionee that causes material and demonstrable injury, monetarily or otherwise, to the Company or its Subsidiaries, including but not limited to misappropriation or conversion of assets of the Company or its Subsidiaries (other than non-material assets); (iv) conviction of or entry of a plea of NOLO CONTENDERE to a non-vehicular felony; or (v) the Optionee's violation of any restrictive covenant contained in any employment agreement to which he and the Company or one of its Subsidiaries are parties, which violation constitutes a material breach by Optionee of such agreement. No act or failure to act by the Optionee shall be deemed "willful" if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company or consistent with Company policies or the directive of the Company's Board of Directors.

SECTION 1.3        - CODE

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4        - COMMITTEE

                  "Committee" shall mean the Compensation Committee of the Board of Directors or any other committee of the Board of Directors of the Company designated to administer the Plan.

SECTION 1.5        - DETERMINATION DATE

                  "Determination Date" means the second December 31 following the Vesting Reference Date and each of the next four anniversaries thereof.

SECTION 1.6        - OPTIONS

                  "Options" shall mean the Non-Qualified Stock Options, which may include a Time Option and/or a Performance Option, to purchase Common Stock granted under this Agreement.

SECTION 1.7        - PERFORMANCE OPTION

                  "Performance Option" shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1(b) hereof.

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SECTION 1.8        - PERMANENT DISABILITY

                  The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by his employment by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Board of Directors of the Company in good faith and in its discretion.

SECTION 1.9       - PERMITTED RETIREMENT

                  "Permitted Retirement" shall mean retirement at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or one of its Subsidiaries or Affiliates for at least three years after the Vesting Reference Date.

SECTION 1.10       - PLAN

                  "Plan" shall mean the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as the same may be amended from time to time.

SECTION 1.11      - PRONOUNS

                  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.12       - SECRETARY

                  "Secretary" shall mean the Secretary of the Company.

SECTION 1.13       - SECURITIES ACT

                  "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

SECTION 1.14       - STOCKHOLDER'S  AGREEMENT

                  "Stockholder's Agreement" shall mean that certain Stockholder's Agreement dated as of November 2, 1999 by and between the Company, the Optionee and Viewer.

SECTION 1.15       - SUBSIDIARY

                  "Subsidiary" with respect to any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then

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owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.16       - TIME OPTION

                  "Time Option" shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1(a) hereof.

SECTION 1.17      - VIEWER

                  "Viewer" shall mean Viewer Holdings LLC, a Delaware limited liability company.

SECTION 1.18       - VESTING REFERENCE DATE

                  "Vesting Reference Date" shall mean the date of this Agreement.


                                   ARTICLE II
                                GRANT OF OPTIONS

SECTION 2.1        - GRANT OF OPTIONS

                  For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee a Time Option and/or a Performance Option to purchase any part or all of an aggregate of the number of shares set forth with respect to each such Option on the signature page hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2        - EXERCISE PRICE

                  The exercise price of the shares of stock covered by the Option(s) is set forth on Exhibit A.

SECTION 2.3        - CONSIDERATION TO THE COMPANY

                  In consideration of the granting of these Option(s) by the Company, the Optionee agrees to render faithful and efficient services to the Company or one of its Subsidiaries or Affiliates, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or Affiliates or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries and Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

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

SECTION 2.4        - ADJUSTMENTS IN OPTIONS

                  Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for cash or a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration and the exercise price as to which such Option, or portions thereof then unexercised, shall be exercisable in order to prevent dilution or enlargement of the benefits intended to be made available with respect to any Option. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.


                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

SECTION 3.1       - COMMENCEMENT OF EXERCISABILITY

                (a) The Time Option shall become exercisable with respect to 20% of the shares of Common Stock subject to such Time Option on each anniversary of the Vesting Reference Date; provided, that notwithstanding the foregoing, the Time Option shall become exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to the consummation of a Change of Control (but only to the extent such Option has not otherwise terminated); provided, however, that as a condition subsequent to the acceleration of the exercisability of the Option pursuant to this paragraph, the Change of Control shall be consummated. In the event the contemplated Change of Control is not consummated, the acceleration of exercisability and the exercise, if any, of the Option shall be void AB INITIO. A "Change of Control" means (i) a sale of all or substantially all of the assets of the Company to a Person who is not an Affiliate of Viewer or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction, (ii) a sale by Viewer or any of its Affiliates resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include Viewer or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of Viewer, if and only if, after such merger or consolidation Viewer and its Affiliates lose the ability to elect a majority of the Board of Directors of the Company or the surviving Company. "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

                (b) (i) Except as provided in (ii) and (iii) below, the Performance Option shall be exercisable on the eighth anniversary of the Vesting Reference Date.

                  (ii) Notwithstanding the foregoing, on each Determination Date the Performance Option shall become exercisable for an incremental percentage of the shares of

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

Common Stock subject to such Option equal to the product of 20% and the Achievement Ratio for such year, provided that on each Determination Date in no event shall the total percentage of shares of Common Stock subject to the Performance Option that are exercisable be less than the product of (A) 20%, (B) the Achievement Ratio for such Determination Date and (C) the number of Determination Dates (including such Determination Date) as have fallen from and after the Vesting Reference Date (but only to the extent such Option has not otherwise terminated).

                  (iii) Notwithstanding the foregoing, in the event that upon the consummation of a Change of Control the internal rate of return on its investment, after giving effect to dilution from the number of shares of Common Stock issuable upon exercise of all vested stock options and options which will become vested upon the Change of Control, realized by Viewer is at least equal to the applicable percentage set forth in Exhibit A for the year in which such transaction occurs, the Performance Option shall become exercisable as to that percentage set forth in Exhibit A for such applicable percentage of the shares of Common Stock subject to such Option immediately prior to the consummation of a Change of Control (but only to the extent such Option has not otherwise terminated); provided, however, that as a condition subsequent to the acceleration of the exercisability of the Option pursuant to this paragraph, the Change of Control shall be consummated. In the event the contemplated Change of Control is not consummated, the acceleration of exercisability and the exercise, if any, of the Option shall be void AB INITIO.

                      (c) For purposes of this Section 3.1 the "Achievement Ratio" for each fiscal year shall be defined in Exhibit A.

                      (d) Notwithstanding the foregoing, no Option or portion thereof shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason and any Option which is non-exercisable as of the Optionee's termination of employment shall be immediately cancelled.

SECTION 3.2        - EXPIRATION OF OPTIONS

                  Except as otherwise provided in Section 5 or 6 of the Stockholder's Agreement, the Options may not be exercised to any extent by anyone after the first to occur of the following events:

                  (a) The tenth anniversary of the date hereof; or

                  (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Permitted Retirement; or

                  (c) The first business day which is fifteen calendar days after the earlier of (i) 75 days after termination of employment of the Optionee for any reason other than for Cause, death, Permanent Disability or Permitted Retirement or (ii) the delivery of notice by the Company that it does not intend to exercise its call right under
         Section 6 of the Stockholder's Agreement; PROVIDED, HOWEVER, that in any event the Options shall remain exercisable under this subsection 3.2(c) until at least 45 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Permitted Retirement; or

                  (d) The date the Option is terminated pursuant to Section 5, 6 or 10(b) of the Stockholder's Agreement;

                  (e) The opening of business on the date of an Optionee's termination of employment by the Company for Cause; or

                  (f) Subject to the provisions for accelerated exercisability pursuant to Sections 3.1(a) and (b) upon a Change of Control, if the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

                                   ARTICLE IV

                               EXERCISE OF OPTION

SECTION 4.1       - PERSON ELIGIBLE TO EXERCISE

                  During the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2        - PARTIAL EXERCISE

                  Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

SECTION 4.3        - MANNER OF EXERCISE

                  An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

                  (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

                  (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

                  (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act, and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

                  (d) Full payment to the Company (in cash, by check or by a combination thereof) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

                  (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares.

SECTION 4.4        - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

                  The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The

Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The obtaining of approval or other clearance from any state or federal or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                  (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; provided, however, that no delay in the issuance of any certificate to be issued hereunder shall operate to prejudice or impair the Optionee's rights to participate in a corporate transaction providing for the disposition of stock or to exercise his rights under the Stockholder's Agreement.

SECTION 4.5        - RIGHTS AS STOCKHOLDER

                  The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1       - ADMINISTRATION

                  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

SECTION 5.2        - OPTIONS NOT TRANSFERABLE

                  Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3        - SHARES TO BE RESERVED

                  The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4        - NOTICES

                  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at his most recent address as reflected in the Company's records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and delivered by hand (whether by courier or otherwise) or sent by registered or certified mail, return receipt requested (with postage prepaid).

SECTION 5.5        - TITLES

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6        - APPLICABILITY OF PLAN AND STOCKHOLDER'S  AGREEMENT

                  The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Stockholder's Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Stockholder's Agreement, the terms of the Stockholder's Agreement shall control.

SECTION 5.7        - AMENDMENT

                  This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

SECTION 5.8        - GOVERNING LAW

                  The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

SECTION 5.9        - JURISDICTION

                  Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

                  IN WITNESS WHEREOF, this Non-Qualified Stock Option Agreement has been executed and delivered by the parties hereto as of the date first written above.


NAME, OPTIONEE                         ALLIANCE IMAGING, INC.

                                       By
---------------------------------        --------------------------------------
Signature                              Its
                                          -------------------------------------


---------------------------------


---------------------------------
       Optionee's Address


Aggregate number of shares of Common Stock for which the Time Option granted hereunder is exercisable:

Aggregate number of shares of Common Stock for which the Performance Option granted hereunder is exercisable:

                                    EXHIBIT A

1. EXERCISE PRICE. The per share exercise price for the Option shall be the "Initial Price Per Share" as defined in the Stockholder's Agreement, without commission or other charge.

2.   SECTION 3.1 DEFINITIONS.

A.   Section 3.1(c)

          (i) The "Achievement Ratio" for a fiscal year shall be determined on the basis of the value of the Performance Metric for such year as compared to the Performance Targets described below. For values of the Performance Metric between the amounts indicated for Achievement Ratios of 50% and 100%, the Achievement Ratio shall be determined by linear interpolation. For values of the Performance Metric below the amount indicated for an Achievement Ratio of 50%, the Achievement Ratio shall be zero.

          (ii) "Performance Metric" means the "Equity Value" per "Fully Diluted Share" of the Company. For this purpose,

               (A) "Equity Value" for a Company fiscal year shall be equal to
          (x) 6.5 times the sum of (1) the Company's earnings (including, in the case of business operations acquired by the Company during a fiscal period, the pro-forma earnings (as reasonably determined by, or at the direction of, the Board of Directors of the Company) of such operations for the portion of such period as falls prior to the acquisition) for such year before interest, taxes, depreciation and amortization (2) any management fees paid in such year to KKR and (3) legal, accounting and other similar direct, one-time expenses related to (a) the transactions effectuated by the "Merger Agreement" as defined in the Stockholder's Agreement, (b) the "American Shared" and "SMT" transactions and (c) other transactions deemed to be similar by the Board of Directors of the Company, minus (y) the Company's net debt (including preferred stock and capitalized leases); and

               (B) the Company's Fully Diluted Shares shall be the sum of (x) the number of the Company's shares of Common Stock outstanding upon consummation of the transactions contemplated by the Agreement and Plan of Merger between Viewer Acquisition Corp. and Alliance Imaging, Inc. dated September 13, 1999 (the "Closing") and (y) the number of shares of Common Stock issuable upon the exercise of all stock options and other dilutive rights to acquire Common Stock which are outstanding as of the Closing and the conversion of all dilutive securities convertible into Common Stock which are outstanding as of the Closing, PROVIDED, HOWEVER, that the number of such shares of Common Stock shall not include Common Stock issuable upon the exercise of stock options granted in connection with the Closing.

          (iii) The "Performance Target" for each fiscal year shall be as set forth below; provided, that to the extent that the Company issues Common Stock other than pursuant to exercise of Options or engages in a leveraged recapitalization or other transaction of similar effect, the Board of Directors of the Company will adjust the Performance Target to account therefor.


     Performance Targets: Values of Performance Metric for Achievement Ratio Target:*

----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------
                                    2000              2001             2002              2003               2004
----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------
   100% Achievement Ratio          $82.54           $131.57           $185.36          $247.69            $292.70
----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------
   50% Achievement Ratio             **             $124.53           $168.27          $217.68            $245.59
----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------

*Includes all shares and options outstanding at Closing. Does not include new options granted in connection with Closing.

** No vesting in the year 2000 for values of Performance Metric below 100% Achievement Ratio.


B. Internal Rates of Return for Acceleration of Option Vesting Upon Change in Control under Section 3.1(b)(iii):

----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------
                                    2000              2001             2002              2003               2004
                                                                                                       and thereafter
----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------
 100% applicable percentage         35%*             40%**             40%**            40%**               35%*
----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------
 50% applicable percentage                           35%**             35%**            35%**
----------------------------- ----------------- ----------------- ---------------- ----------------- -------------------

* No accelerated vesting for internal rate of return below 35%.

** Linear interpolation for internal rates of return between 35 and 40%.

                                    FORM OF
                               FIRST AMENDMENT TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This First Amendment to Non-Qualified Stock Option Agreement is entered into as of the ______ day of June, 2001 by and between Alliance Imaging, Inc., a Delaware corporation, hereinafter referred to as the "Company," and _________________, an employee of the Company, hereinafter referred to as "Optionee."

         WHEREAS, the Company and Optionee have entered into a Non-Qualified Stock Option Agreement dated as of November 2, 1999, hereinafter referred to as the "Option Agreement";

         WHEREAS, pursuant to Section 5.7 of the Option Agreement, the Option Agreement may only be amended in a writing executed by both parties, which specifically states that it is amending the Option Agreement;

         WHEREAS, the Company and Optionee mutually desire to amend the Option Agreement as set forth in this First Amendment to Non-Qualified Stock Option Agreement;

         NOW, THEREFORE, the parties hereto do hereby agree to amend the Option Agreement effective June 20, 2001 as follows:

         1. By substituting the following for the definition of Determination Date contained in Section 1.5 of the Option Agreement:

                  "Determination Date" means the third December 31 following the Vesting Reference Date and each of the next three anniversaries thereof.

         2. By substituting the following for Section 3.1(b)(ii) of the Option
Agreement:

                  "(ii) Notwithstanding the foregoing, on each Determination Date the Performance Option shall become exercisable for 25% of the shares of Common Stock subject to such Option if the Performance Metric equals or exceeds the Performance Target for such year, provided that on any such Determination Date in no event shall the total percentage of shares of Common Stock subject to the Performance Option that are exercisable be less than the product of (A) 25% and (B) the number of Determination Dates (including such Determination Date) as have fallen from and after the Vesting Reference Date (but only to the extent such Option has not otherwise terminated)."

         3. By substituting the following for Section 3.1(c) of the Option
Agreement:

                  "For purposes of this Section 3.1 the "Performance Metric" and the "Performance Target" for each fiscal year shall be defined in Exhibit A."

         4. By reducing the aggregate number of shares of Common Stock for which the Performance Option is exercisable as set forth on the signature page of the Option Agreement by 20%.

         5. By substituting the Exhibit A attached hereto for Exhibit A to the Option Agreement.

                  IN WITNESS WHEREOF, this First Amendment to Non-Qualified Stock Option Agreement has been executed and delivered by the parties hereto as of the date first written above.

                                       OPTIONEE



                                       -----------------------------------------

                                       Name:
                                            ------------------------------------


                                       ALLIANCE IMAGING, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                    EXHIBIT A
                                  (AS AMENDED)


         1. EXERCISE PRICE. The per share exercise price for the Option shall be the "Initial Price Per Share" as defined in the Stockholder's Agreement, without commission or other charge.

         2. SECTION 3.1 DEFINITIONS.

                  A. Section 3.1(c)

                           (i) "Performance Metric" for a Company fiscal year
                  shall be equal to the quotient of (I) (x) 6.5 times the sum of
                  (1) the Company's earnings (including in the case of business operations acquired by the Company during a fiscal period, the pro-forma earnings (as reasonably determined by, or at the direction of, the Board of Directors of the Company) of such operations for the portion of such period as falls prior to the acquisition) for such year before interest, taxes, depreciation and amortization, as adjusted in the reasonable determination of the Board of Directors of the Company for any unusual non-operating and/or non-cash items not included in the Company's financial statements for fiscal year 2001 (2) any management fees paid in such year to KKR and (3) legal, accounting and other similar direct, one-time expenses related to (a) the transactions effectuated by the "Merger Agreement" as defined in the Stockholder's Agreement, (b) the "American Shared" and "SMT" transactions and (c) other transactions deemed to be similar by the Board of Directors of the Company, minus (y) the Company's net debt (including preferred stock and capitalized leases) as adjusted for any unusual or other items which in the reasonable determination of the Board of Directors of the Company require adjustment, divided by (II) the sum of (x) the shares of the Company's Common Stock outstanding on June 20, 2001 and (y) any shares of Common Stock issued by the Company (other than shares issued pursuant to the exercise of Options) for consideration in an acquisition or pursuant to an offering of its Common Stock to the public, as adjusted for any events or issuances that in the reasonable determination of the Board of Directors of the Company may require adjustment.

                           (ii) The "Performance Target" for each fiscal year
                  shall be as set forth below; provided, that to the extent that the Company issues Common Stock other than pursuant to exercise of Options or engages in a leveraged recapitalization or other transaction of similar effect, then the Board of Directors of the Company will adjust the Performance Target to account therefor.

------------------- ---------------- ----------------- -------------------
       2001              2002              2003               2004
------------------- ---------------- ----------------- -------------------
      103.61            133.92            165.92             200.71
------------------- ---------------- ----------------- -------------------

                  B. Internal Rates of Return for Acceleration of Option Vesting Upon Change in Control under Section 3.1(b)(iii):

--------------------------------- ------------------- -------------------- ------------------ ----------------------
                                         2001                2002                2003                 2004
                                                                                                 and thereafter
--------------------------------- ------------------- -------------------- ------------------ ----------------------
   100% applicable percentage           40%**                40%**               40%**                35%*
--------------------------------- ------------------- -------------------- ------------------ ----------------------
   50% applicable percentage            35%**                35%**               35%**
--------------------------------- ------------------- -------------------- ------------------ ----------------------

* No accelerated vesting for internal rate of return below 35%.

** Linear interpolation for internal rates of return between 35 and 40%.

                                    FORM OF
                               FIRST AMENDMENT TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This First Amendment to Non-Qualified Stock Option Agreement is entered into as of the ______ day of June, 2001 by and between Alliance Imaging, Inc., a Delaware corporation, hereinafter referred to as the "Company," and _________________________, an employee of the Company, hereinafter referred to as "Optionee."

         WHEREAS, the Company and Optionee have entered into a Non-Qualified Stock Option Agreement dated as of ______________________, hereinafter referred to as the "Option Agreement";

         WHEREAS, pursuant to Section 5.7 of the Option Agreement, the Option Agreement may only be amended in a writing executed by both parties, which specifically states that it is amending the Option Agreement;

         WHEREAS, the Company and Optionee mutually desire to amend the Option Agreement as set forth in this First Amendment to Non-Qualified Stock Option Agreement;

         NOW, THEREFORE, the parties hereto do hereby agree to amend the Option Agreement effective as of June 20, 2001 as follows:

         1. By substituting the following for Section 3.1(b)(ii) of the Option
Agreement:

                  "(ii) Notwithstanding the foregoing, on each Determination Date the Performance Option shall become exercisable for 20% of the shares of Common Stock subject to such Option if the Performance Metric equals or exceeds the Performance Target for such year, provided that on any such Determination Date in no event shall the total percentage of shares of Common Stock subject to the Performance Option that are exercisable be less than the product of (A) 20% and (B) the number of Determination Dates (including such Determination Date) as have fallen from and after the Vesting Reference Date (but only to the extent such Option has not otherwise terminated)."

         2. By substituting the following for Section 3.1(c) of the Option
Agreement:

                  "For purposes of this Section 3.1 the "Performance Metric" and the "Performance Target" for each fiscal year shall be defined in Exhibit A."

         3. By substituting the Exhibit A attached hereto for Exhibit A to the Option Agreement.

         IN WITNESS WHEREOF, this First Amendment to Non-Qualified Stock Option Agreement has been executed and delivered by the parties hereto as of the date first written above.


                                       OPTIONEE



                                       -----------------------------------------

                                       Name:
                                            ------------------------------------


                                       ALLIANCE IMAGING, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                    EXHIBIT A
                                  (AS AMENDED)


         1. EXERCISE PRICE. The per share exercise price for the Option shall be the "Initial Price Per Share" as defined in the Stockholder's Agreement, without commission or other charge.

         2. SECTION 3.1 DEFINITIONS.

                  A. Section 3.1(c)

                           (i) "Performance Metric" for a Company fiscal year
                  shall be equal to the quotient of (I) (x) 6.5 times the sum of
                  (1) the Company's earnings (including in the case of business operations acquired by the Company during a fiscal period, the pro-forma earnings (as reasonably determined by, or at the direction of, the Board of Directors of the Company) of such operations for the portion of such period as falls prior to the acquisition) for such year before interest, taxes, depreciation and amortization, as adjusted in the reasonable determination of the Board of Directors of the Company for any unusual non-operating and/or non-cash items not included in the Company's financial statements for fiscal year 2001 (2) any management fees paid in such year to KKR and (3) legal, accounting and other similar direct, one-time expenses related to (a) the transactions effectuated by the "Merger Agreement" as defined in the Stockholder's Agreement, (b) the "American Shared" and "SMT" transactions and (c) other transactions deemed to be similar by the Board of Directors of the Company, minus (y) the Company's net debt (including preferred stock and capitalized leases) as adjusted for any unusual or other items which in the reasonable determination of the Board of Directors of the Company require adjustment, divided by (II) the sum of (x) the shares of the Company's Common Stock outstanding on June 20, 2001 and (y) any shares of Common Stock issued by the Company (other than shares issued pursuant to the exercise of Options) for consideration in an acquisition or pursuant to an offering of its Common Stock to the public, as adjusted for any events or issuances that in the reasonable determination of the Board of Directors of the Company may require adjustment.

                           (ii) The "Performance Target" for each fiscal year
                  shall be as set forth below; provided, that to the extent that the Company issues Common Stock other than pursuant to exercise of Options or engages in a leveraged recapitalization or other transaction of similar effect, then the Board of Directors of the Company will adjust the Performance Target to account therefor.

----------------------- ------------------ ------------------ ----------------- ---------------------
         2001                 2002               2003               2004                2005
----------------------- ------------------ ------------------ ----------------- ---------------------
        103.61               133.92             165.92             200.71                239.51
----------------------- ------------------ ------------------ ----------------- ---------------------

                  B. Internal Rates of Return for Acceleration of Option Vesting Upon Change in Control under Section 3.1(b)(iii):

---------------------- -------------- ---------------- -------------- ----------------------
                           2001            2002            2003               2004
                                                                         and thereafter
---------------------- -------------- ---------------- -------------- ----------------------
   100% applicable         40%**           40%**           40%**              35%*
     percentage
---------------------- -------------- ---------------- -------------- ----------------------
   50% applicable          35%**           35%**           35%**
     percentage
---------------------- -------------- ---------------- -------------- ----------------------

* No accelerated vesting for internal rate of return below 35%.

** Linear interpolation for internal rates of return between 35 and 40%.





                                       4